Exhibit 99.1

Investor Contact Teri Miller 954 308-8216

MEDIA CONTACT DENESE VAN DYNE 954 308-7703

Spherion CEO Takes Medical Leave of Absence;
Roy G. Krause Appointed President and Chief Operating Officer

FORT LAUDERDALE, FLA., July 7, 2003—Spherion Corporation (NYSE:SFN) today announced that its chief executive officer, Cinda A. Hallman, will be on a medical leave of absence following surgery. Roy G. Krause, Spherion’s executive vice president and chief financial officer, was appointed president and chief operating officer and will be responsible for all operations of the Company. Krause will serve as principal executive officer during Hallman’s leave of absence.

     Mark W. Smith was appointed chief financial officer. Smith joined Spherion in 1997 and previously served as vice president of finance.

     Steven S. Elbaum, Spherion chairman, said, “Cinda’s medical condition, which was recently diagnosed, will require an extended period of post-surgery treatment and care which can only be accomplished during a medical leave of absence. We wish Cinda a successful and speedy recovery.”

     “We are confident that under Roy’s leadership as president, the Company will continue to move forward aggressively to position itself for and achieve sustainable and profitable growth,” Elbaum continued. “Roy has been with Spherion since 1995 and is experienced with all aspects of its operations, customers and employees.”

     Krause commented, “I look forward to working with our Spherion team to achieve our growth objectives and provide increased value to our customers, employees and shareholders.”

     Smith is a certified public accountant who has been involved in all of Spherion’s key financial and planning activities. Prior to Spherion he was employed by Ryder System, Inc. from 1990 to 1997 in several financial positions. He began his career in public accounting.

Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Central America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company’s Web site at www.spherion.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our Business Transformation Strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

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